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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  JUNE 30, 2001



                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)



        MASSACHUSETTS                  0-14680                  06-1047163
(State or other jurisdiction   (Commission file number)       (IRS employer
     of incorporation or                                  identification number)
        organization)

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of Principal Executive Offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (617) 252-7500


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 30, 2001, Genzyme completed the acquisition of Focal, Inc., a publicly held Delaware corporation. The acquisition was structured as a merger of a wholly-owned subsidiary of Genzyme's with and into Focal pursuant to an Agreement and Plan of Merger dated as of April 25, 2001 among Genzyme, Sammy Merger Corp. and Focal. Under the terms of the merger agreement, Focal shareholders receive 0.1545 of a share of Genzyme Biosurgery Division common stock, $0.01 par value per share ("Biosurgery Stock"), for every share of Focal common stock they held on June 30, 2001, except for 10,000 shares of Focal common stock that Genzyme purchased for cash from an existing stockholder of Focal. Genzyme is issuing a total of approximately 2.1 million shares of Biosurgery Stock in the transaction. In lieu of issuing any fractional shares of Biosurgery Stock, Genzyme is paying cash in an amount equal to the share fraction multiplied by $7.70. All outstanding options and warrants to purchase shares of Focal common stock automatically converted into options and warrants, respectively, to purchase shares of Biosurgery Stock based the exchange ratio of 0.1545. The amount of consideration paid was determined through arm's length negotiations between Genzyme and Focal. The acquisition was structured as a taxable transaction and will be accounted for using the purchase method of accounting.

         The assets acquired in the merger were used by Focal in the business of developing, manufacturing and commercializing synthetic biopolymers used in surgery. Genzyme will continue to employ the assets for similar purposes.

         Prior to the acquisition, Focal and Genzyme were parties to (1) a marketing and distribution agreement pursuant to which Focal granted Genzyme exclusive marketing and distribution rights to Focal's surgical sealant products for lung surgery, cardiovascular surgery and gastrointestinal surgery in North America and (2) a stock purchase agreement pursuant to which Genzyme had acquired 3,851,806 shares of Focal common stock and had committed, subject to conditions, to purchase up to an additional $5.0 million of Focal common stock.

ITEM 7.    FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         The following financial statements of Focal, including the report of independent auditors, appear as Exhibits 99.1 and 99.2, respectively, to Genzyme's Current Report on Form 8-K filed on May 22, 2001 and are incorporated herein by reference:

         (1) the audited financial statements of Focal as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, including the report of independent auditors dated January 31, 2001; and

         (2) the unaudited financial statements of Focal as of and for the three months ended March 31, 2001 and 2000.

         (b)      PRO FORMA FINANCIAL INFORMATION.

         The unaudited pro forma combined financial information which describes the pro forma effect of our acquisitions of Focal and Wyntek Diagnostics, Inc. on the unaudited statements of operations for the three months ended March 31, 2001 and the year ended December 31, 2000


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and the unaudited balance sheet as of March 31, 2001 of both Genzyme Corporation and Genzyme Biosurgery, the division of Genzyme Corporation to which the assets and liabilities and operations of Focal have been allocated, appear on pages 4 to 33 of Genzyme's Current Report on Form 8-K filed on May 22, 2001 and are incorporated herein by reference.

         (c)      EXHIBITS

2 Agreement and Plan of Merger, dated as of April 25, 2001, among Genzyme Corporation, Sammy Merger Corp. and Focal, Inc. Attached as Annex A to the proxy statement/prospectus contained in Genzyme's registration statement on Form S-4 (No. 333-61296) filed with the SEC on May 21, 2001 and incorporated herein by reference.



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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GENZYME CORPORATION



Dated:    July 12, 2001               By:    /s/ Michael S. Wyzga
                                           -------------------------------------
                                             Michael S. Wyzga
                                             Senior Vice President, Finance;
                                             Chief Financial Officer; and Chief
                                             Accounting Officer.